Exhibit 23.1
                       INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement on Form S-8 of CommScope, Inc. of our report dated March 18, 2002, appearing in the Annual Report on Form 10-K of CommScope, Inc. and subsidiaries for the year ended December 31, 2001.


/s/ Deloitte & Touche LLP
Hickory, North Carolina
June 10, 2002